                        FIRST AMENDMENT -- PURCHASE AND
                               LICENSE AGREEMENT

                                    BETWEEN

                              THE LAW ENFORCEMENT
                                 SUPPORT AGENCY

                                      AND

                               IMAGEWARE SOFTWARE
                                  INCORPORATED

                                 April 23, 1999


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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 3


                     FIRST AMENDMENT - PURCHASE AND LICENSE

                                    AGREEMENT

                                TABLE OF CONTENTS

ITEM                                                                  PAGE

FIRST AMENDMENT                                                         05

   PURCHASE AND SALE OF SYSTEM UPGRADE                                  05
   OPERATE WITH RELIABILITY                                             06
   IMPORT/EXPORT DATA                                                   07
   INTERFACE                                                            07
   TRANSACTION/AUDIT LOGS                                               07
   PAYMENT                                                              07
   MAINTENANCE PAYMENTS                                                 07
   DAMAGE AWARD FOR DELAY                                               08
   SOFTWARE                                                             08
   CONVERSION OF DATA AND IMAGES                                        08
   COMPLETION                                                           08
   SYSTEM ACCEPTANCE TEST (SAT)                                         08
   TRAINING                                                             09
   OPERATOR MANUALS                                                     09
   MAKE WHOLE CLAUSE                                                    09
   MAINTENANCE - EXISTING SYSTEM                                        09
   ESCROW                                                               09
   TITLE                                                                10
   LICENSE OF SOFTWARE                                                  10
   SELLER STAFF                                                         10
   A. Investigation                                                     10
   B. Hold Harmless                                                     10
   PATENT AND COPYRIGHT INDEMNIFICATION                                 11
   INSURANCE                                                            11
   MISCELLANEOUS PROVISION                                              14
   A. Waiver                                                            14
   B. Entire Agreement                                                  14
   C. Laws and Regulations                                              14
   D. Arbitration                                                       14
   E. Assignment                                                        15
   F. Notice of Parties                                                 15
   G. Force Majeure                                                     15
   H. Choice of Law                                                     16
   I. Seller limitation for damages                                     16
   EXHIBITS.                                                            16
   PROPRIETARY INFORMATION                                              16
   A. Definition                                                        16
   B. Disclosure                                                        16
   C. Access Limitation                                                 16
   D. Additional Safeguards                                             17
   E. Third party maintenance                                           17
   F. Ownership                                                         17
   G. RCW 42.17                                                         17
   SELLER AUDIT OF EXISTING EQUIPMENT                                   17

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First Amendment - Purchase and License Agreement
LESA -ImageWare CCS Contract page 4

SIGNATURE PAGE                                                          18

APPROVED AS TO FORM:....................................................18

  UPGRADE EQUIPMENT AND SOFTWARE .......................................19
  HARDWARE..............................................................20
   NETFINITY 5500 350/400/450 MHz.......................................20
   IBM PC 300PL 6862 (4X4) 2............................................20
  SYSTEM SOFTWARE ......................................................23
  SYSTEM ACCEPTANCE TESTING.............................................25
  ESCROW AGREEMENT......................................................28
  AGREEMENT FOR MAINTENANCE OF HARDWARE AND SOFTWARE....................38
  INSTALLATION SCHEDULE.................................................48
  Exhibit F (Price Sheet)                                               50

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 5

                     FIRST AMENDMENT -- PURCHASE AND LICENSE
                  AGREEMENT BETWEEN IMAGEWARE SOFTWARE INC. AND
                    THE LAW ENFORCEMENT SUPPORT AGENCY (LESA)

WHEREAS, an Agreement (the "Agreement") for the purchase and sale of hardware and license of software was entered into on September 26, 1991, by and between Ximage Incorporated, a California based company ("Seller") and, jointly and severally, the County of Pierce and the City of Tacoma, in the State of Washington (Collectively "Buyer") for the purchase and sale of a computerized mug photo identification system (MUGIS); and

 WHEREAS, by Interlocal agreement between Pierce County and the City of Tacoma
     Buyers assigned their rights and obligations under the Agreement to the Law Enforcement Support Agency (LESA), which will be referred to as "Buyer" for the remainder of this Agreement; and

 WHEREAS, through the purchase of the Ximage Corporation in July 1998, by ImageWare Software Incorporated and through this purchased received all rights, privileges, software and hardware designs, and contractual obligations of the Ximage Corporation shall be referred to as "Seller" for the remainder of this Agreement: and

 WHEREAS, the Buyer and Seller mutually desire to modify, upgrade, and otherwise improve the system by adding and upgrading system equipment, and adding new software and system functionality, all according to the provisions of this Agreement at additional cost to the Buyer: and

 WHEREAS, Buyer has determined that it is in its best interest to accept the hardware and software modifications to the system contemplated hereby to further amend the Agreement.

 NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. PURCHASE AND SALE OF SYSTEM UPGRADE. Buyer agrees to buy and Seller agrees to sell an Upgrade to Buyer's existing MUGIS system as follows:

     a. Buyer will receive the hardware, Crimes Capture System (CCS) software, investigative software for fifty stations, sub releases, and licenses to use the software as set for in paragraph 19, as well as updates maintenance and hardware and software support services for 60 months in exchange for the payments as set forth in paragraph 6, and monthly maintenance fees as set forth in paragraph 7 and EXHIBIT D.

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 6

     b. The upgrade will include installation of IBM or equivalent based equipment listed in EXHIBIT A.I, which shall become the property of the Buyer upon acceptance of this Upgrade. Any existing equipment, which will remain as part of the installation, and will not be replaced, will be noted on EXHIBIT A.I. All other items to be replaced as part of the hardware upgrade will be removed by the Seller except as noted in EXHIBIT A.1.

     c. Seller will install the CCS software upgrade to Buyer's existing system, preserving all functionality of the existing system including customization for Buyer's use, to include but not limited to Print Formats, CHRI and JMS interfaces, System connectivity, etc., and adding functionality as set forth in EXHIBIT A.II.

2. OPERATE WITH HIGH RELIABILITY. The system must be capable of continued operation in degraded modes and be backed -up by practical means which is either manual or system generated. Communications links must be reliable. The L.E.S.A. technical staff and County and City personnel must be able to maintain and support the system with the current staff and resources.

     a. The network will connect the equipment stated in Exhibit A.I and the existing equipment. The System must be capable of other add-ons outside of the County-City building without degradation. It shall be configured so that no single component failure of maintenance outage or cable disconnection shall functionally disable the system.
          Although it is understood that a failure of the server will prevent data-base searches, the CCS Capture stations must have the ability to capture and store booking records consisting of images with basic key information at the capture station. Upon restoration of the service to the server, the system must provide for automatic transfer of the stored images and associated data. Each capture station must be able to hold up to 1400 IMAGES.

     b. The system shall be capable of meeting all response times and other performance criteria in this Agreement [Exhibit B] during simultaneous operations of all stations, both within and outside the County-City building, up to a total of 60 concurrent users subject to the speed limitations of digital lines and network provided by Buyer. The database shall have the capacity to store 1 million images.

     c. Downtime. The system downtime shall not exceed ten (15) hours during any month, despite continuous heavy use 24 hours each day. The maximum downtime for non-critical is 48 hours and the maximum downtime for critical equipment is 12 hours. Downtime will be computed from the time the customer places a call for service to the time that system is once again fully operation. Critical components, Downtime, and the Remedy for excessive downtime (15.1 hours or more in one month) are defined in the Maintenance Agreement EXHIBIT D.

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 7

3. IMPORT/EXPORT OF DATA AND PHOTOGRAPHS. The System shall allow for the Import and Export of photographic images and associated data that conform to the ANSI/NIST 1996 Standards.

4. INTERFACES. The System will have and the Seller will provide the capability to interface with any other computer systems that the Buyer needs to interact with for the purpose of exchanging data and or images. This will include, but not limited to, the Criminal History Records Inquiry (CHRI) computer system, Jail Information Management System (JMS), MORPHO AFIS, and Live Scan devices. The Crime Capture System will provide a direct interface with the JMS computer to receive demographic and other data elements, and provide for the transfer of images to the JMS computer. The cost of this system will be the responsibility of either EPIC Solutions (JMS Vendor) or the Pierce County Sheriffs Correction and Detention Center. How this is to be accomplished and in what format will be the responsibility of Seller.

5. TRANSACTION/AUDIT LOGS. The System shall automatically record every significant system transaction and event in a log file or other format so that it may be archived for permanent storage. It will be retained on-line for a minimum of 60 days. The transactions to be recorded shall include but not limited to the operator's identity, the time the operator logged on and off, the station the operator was logged into, what records he added, what record number was printed, what record number he deleted, each photo-lineup created and by whom and when, what records were updated, and who updated each record and the day it was updated. The system shall have the capability to move transactions/audit logs to permanent storage media.


6. PAYMENT. Buyer agrees to pay for the purchase, license, installation, and training herein described by paying the Seller the amount of ONE HUNDRED TWENTY-NINE THOUSAND FIFTY-EIGHT DOLLARS AND SEVENTY-TWO CENTS ($129,058.72) EXCLUDING ALL ASSOCIATED WASHINGTON STATE SALES TAX. This sum includes all hardware and software costs ($115,231.00), and all shipping, training, and installation fees ($13,827.72). The payment will be in three parts. Thirty-three percent (33%) will be at the time of delivery of the project implementation plan, thirty-three percent (33%) will be at the time of system acceptance and the final thirty-three percent (33%) will be after the system has had 30 days of performance at or above 96% up-time.

7. MAINTENANCE PAYMENTS. Seller agrees that the system hardware maintenance and software support fees will begin on January 1, 2001. Buyer agrees to pay quarterly maintenance payments beginning on January 1, 2001, by February 15, 2001, and quarterly thereafter for the life of the maintenance agreement. Payments will be made by the 15th day of February, May, August, November of the respective maintenance period. A maintenance period will be defined as three calendar months. The amount of maintenance payments will be defined in EXHIBIT D.3.3

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 8

8. DAMAGE AWARD FOR DELAYED INSTALLATION. The CCS upgrade is an integral part of the Pierce County Sheriff's Department Bureau of Corrections and Detention's Jail Management System (JMS) and must be installed and data converted prior to the completion and installation of that system. Notwithstanding any other provision of this First Amendment, the maximum time within which the Seller may obtain Acceptance of the upgraded system, without incurring liquidated damages for delay is July 30, 1999. Failure to meet this deadline, the Seller will pay Pierce County the amount of $2,000 for each day of delay. If the Buyer causes the delay, Seller will not be responsible for any damages due to delay.

9. SOFTWARE. The additional software functionality of which CCS is capable as set forth in EXHIBIT A.II, and the additional customized software functionality to be provided to Buyer as set forth in EXHIBIT A.II. Seller agrees that no existing functionality of Buyer's system, as defined in Exhibit B, shall be lost as a result of the Upgrade. The software shall and all converted records will meet all ANSI/NIST 1996 standards, and all images will meet the ANIS/NIST 1996 JPEG standards.

      Any upgrades of the system, or any software created or provided by Seller, outside of the scope of this agreement shall be offered to the Buyer upon the most favorable terms and conditions offered by Seller to any other customer. Seller will provide the capability to do tape backups to the LESA backup system. LESA will provide the setup and Legato licensing for the Crime Capture System.

10. CONVERSION OF DATA AND IMAGES. The Seller will convert all existing data and images found on the Buyer's ForceField MUGIS computer into the appropriate ANSI/NIST format. The conversion will be complete by Seller at no additional cost to Buyer.

11. COMPLETION. The Seller shall complete the Upgrade WITHIN 11 CALENDAR DAYS from the date on which it commences installation of the Upgrade. The Upgrade cannot cause more than eight (8) continuous hours of system down time during any twenty-four (24) hour period while the Upgrade is being installed. Downtime for this section only, will be defined as anytime that either the PCSD Corrections Bureau or Remann Hall Juvenile Detention Center are unable to capture booking photos in either the automated or stand alone-mode.

12. SYSTEM ACCEPTANCE TEST (SAT). After completion of installation and prior to Acceptance, Seller will perform a systems acceptance test (SAT) upon the Upgraded system as set forth in EXHIBIT B. This test will be considered satisfied upon the satisfactory completion of those items under Exhibit B that are under the control of the Seller. Any function, in Exhibit B, which cannot be demonstrated due to a failure of the EPIC Solution's half of the JMS interface will not be considered a failure of the SAT. The system will be conditionally accepted and payment will be made per Paragraph 6 (SAT Acceptance) of this Amendment. When the interface is completed or fixed the portion of the SAT that could not be run will be completed. If the uncompleted portions of the SAT fail, the final payment will be held until the Seller satisfactorily demonstrates

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 9

     the remaining functionality, and the remaining conditions for final payment per Paragraph 6 have been met.

13. TRAINING. Prior to commencement of the SAT, Seller will provide workstation training of Buyer's designated personnel and such additional system operation training of Buyer's designated personnel as may be reasonably necessary to permit Buyer to operate the system as modified by the Upgrade. Acceptance shall not be delayed by Buyer's failure to provide personnel for training before Acceptance at reasonable times scheduled by Seller.

14. OPERATOR AND SYSTEM MANUALS. Five (5) days prior to commencement of the SAT for the Upgrade, Seller shall deliver to Buyer sufficient Operator Manuals, System Administrator Manuals, and Server Operation Manuals for each corresponding site. In addition documentation should be provided for the user level of the Investigative Tool. Seller will provide an "as-built" document upon completion of the upgrade that will document all configurations and installation settings required by Seller for maintenance and warranty purposes.

15. MAKE WHOLE. In the event that the installed Upgrade cannot function as required for the SAT the Seller will have three (3) calendar days to complete any necessary repair and perform the SAT. If after two additional three (3) calendar day periods the SAT still cannot be satisfactorily completed, the Buyer may either:

     a. Require the Seller to reinstall the old ForceField system to its original running condition prior to the Upgrade. OR,

     b. Grant the Seller additional time to complete the necessary changes to pass the SAT. If after this extension the Seller cannot satisfactorily complete the SAT, Buyer reserves the right to exercise option 15.a of this agreement.

16. MAINTENANCE OF EXISTING SYSTEM. During the period of time between acceptance of the First Amendment of the Agreement and the installation, and completion of the SAT Seller shall provide maintenance services on the ForceField system pursuant to the existing agreement, but at no cost to Buyer.

17.  ESCROW.
     a. DEPOSIT. Throughout the term of the perpetual, non-exclusive license agreement, Seller agrees to keep and maintain current one copy of the system source code for the version of all CCS software used by Buyer under this agreement with a mutually acceptable Escrow Agent (the "Escrow Agent"). The Escrow Agent shall be paid by Seller and Shall be authorized to release the source code to Buyer in accordance with the terms of the Escrow Agreement attached hereto as EXHIBIT C and incorporated herein by reference.

     b. DOCUMENTATION. Seller shall also place in said Escrow one copy of the appropriate maintenance manuals and such additional documentation as is required for the proper maintenance of all Hardware and Software components of

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 10

          the System, regardless of manufacturer. Such documentation shall consist of logic diagrams, wiring diagrams, installation instructions, theory of operation manuals, and maintenance manuals, and shall include the same information as that which Seller supplies to its maintenance personnel of the maintenance of the System.

     c. RELEASE. In accordance with terms of the Escrow Agreement, Buyer shall be entitled to release of the materials placed in escrow in the event Seller ceases to conduct business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business assets; or avails itself or, becomes subject to any proceedings under the Federal Bankruptcy Code or any other statute of any state relating to insolvency or the protection of rights of creditors.

18. TITLE. Seller warrants that title to the Hardware sold to Buyer under this Agreement will pass to Buyer upon Acceptance, free of any and all encumbrances. In the event that any such Hardware becomes subject to any claims for liens or other encumbrance, Seller shall promptly, and in any event within thirty (30) days, cause such lien or encumbrance to be discharged and released of record, without cost to Buyer, and shall indemnify Buyer against all costs and expenses (including attorney's fees) incurred in discharging and releasing such claim of lien or encumbrance. If any such claim or encumbrance is not so discharged and released, Buyer may pay or secure the release or discharge thereof at the expense of Seller after first giving Seller five (5) days' advance notice of its intention to do so.

19. LICENSE OF SOFTWARE. Seller hereby grants to Buyer, subject to the terms and conditions of this Agreement, a nontransferable, nonexclusive, and perpetual license to use the Software provide under this Agreement. This license is for use of the Software only with the Hardware described in this Agreement. Notwithstanding any other provision of this Agreement, including Exhibits, this license shall survive any termination of the Agreement.

20.  Technical Personnel Supplied by Seller.

     a. INVESTIGATION. Due to the sensitive nature of some of Buyer's file information, all Seller's personnel who will have access to Buyer's file information may be fingerprinted and Buyer may conduct a background investigation. Any of Seller's personnel may be denied access to Buyer's Site and information for security reasons.

     b. HOLD HARMLESS. Seller agrees to hold harmless Buyer and its agents and assigns from all third party claims, demands, damages, actions or causes of action resulting from allegedly unauthorized dissemination to third parties by any of Seller's personnel of Buyer's data made available to Seller under this Agreement, or of any other information identified in writing by Buyer to Seller as information that is confidential to Buyer.

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 11

21.  PATENT AND COPYRIGHT INDEMNIFICATION.

     a. GENERALLY. Seller shall at Seller's expense defend, indemnify and hold harmless Buyer against any action brought against Buyer to the extent that such action is based upon a claim that the System or any part provided by Seller infringes and United States or foreign patent or copyright ("Infringement Action"); provided, however, that (i) Seller's obligations under this paragraph 17 shall be conditioned upon Buyer promptly notifying Seller in writing of the Infringement Action (and all prior claims relating thereto), and (ii) Seller shall have the sole control of the defense and all negotiations for compromise of any Infringement Action.

     b. REMEDIES In the event the System becomes, or in Seller's opinion is likely to become, the subject of a claim of infringement of a United States or foreign patent or copyright, Seller may, at Seller's option, either (i) secure for Buyer the right to continue the use of the System, or (ii) replace or modify the System to make it noninfringing (provided that the modified or replacement System continues to meet the same performance standards as the infringing System. In the event that neither (i) nor (ii) is reasonably available to Seller, Seller shall so notify Buyer and Buyer shall become entitled to terminate this Agreement, and the recovery of damages as stated in paragraph 21.c.

     c. DAMAGES. The amount of damages awarded under this section 21 will be limited to (i) the restoration of the ForceField system to its operation condition prior to the Upgrade at Seller's cost, and (ii) the return to Buyer all costs associated with this Upgrade and infringement action to include purchase price and maintenance fees.

     d. LIMITATIONS. Seller shall have no liability or obligations in any Infringement Action based upon the Buyer (i) combining or utilizing the System or parts thereof with equipment, devices or software not connected or provided by Seller; (ii) using other than the most recent release of the licensed software provided by Seller, in the event that the Infringement Action could have been avoided by use of such release; or modifying the System, without the expressed written authorization of the Seller.

22.  INSURANCE.

     a. GENERALLY. Throughout the effective period of this Agreement, Seller shall purchase and maintain insurance from a carrier or carriers satisfactory to the Buyer covering injuries to persons or property of Buyer or third parties as a result of errors, omissions, or operations by Seller arising out of this Agreement. Seller shall provide Buyer with a certificate of insurance within ninety (90) days of Seller's acceptance of this Agreement, as represented by Seller's signature, but not less than 7 working days prior to commencement of installation. Seller shall

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 12

          provide thirty (30) days prior written notice to Buyer of any cancellation, nonrenewal, or material change in the insurance coverage.

     b. WORKERS' COMPENSATION INSURANCE. Seller shall comply with the Workmen's Compensation Act of the State of Washington and the United States Longshoremen's and Harborworkers' Compensation Act during the term of this Agreement, and in case any of the work to be performed by Seller hereunder is subcontracted, Seller shall require any and all subcontractors to comply with said acts.

          The Seller specifically assumes potential liability for actions brought by the Seller's own employees against the Buyer and, solely for the purpose of this indemnification and defense, the Seller specifically waives any immunity under the state industrial insurance law, Title 51 RCW. The seller recognizes that this waiver was the subject of mutual negotiation.

     c. LIABILITY INSURANCE. Contractor shall procure and maintain Comprehensive Public Liability and Property Damage Liability Insurance which includes but is not limited to operations of Seller, with limits of not less than:

          i. Workers' Compensation and Employers Liability insurance in accordance with the laws of the State of Washington with liability limits of One Million Dollars ($1,000,000.00) per person per accident.

          ii. Comprehensive General Public Liability and Broad Form Comprehensive General Liability or Commercial General Liability including bodily injury, personal injury, and property damage in the amount of a combined single limit of One Million Dollars ($1,000,000.00) each occurrence, and Two Million Dollars ($2,000,000.00) in aggregate limit.

          iii. Comprehensive Auto Liability including +bodily injury, personal injury and property damage in the amount of One Million Dollars ($1,000,000.00) each occurrence and Two Million Dollars ($2,000,000.00) in aggregate limit. Coverage must include all automobile utilized by ImageWare performing the work hereunder.

          iv. The following statement shall appear in each certificate of insurance provided the Buyer by Seller hereunder: "It is agreed that in the event of any material change in or cancellation of this policy, thirty (30) calendar days prior written notice will be given Buyer."

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 13

The following coverage shall be included in both Primary and excess Liability contracts:

1.        Broad Form Property Damage Coverage

2.        Blanket Broad Form Contractual

3.        Stop-Gap Employer's Contingent Liability

4.        Contractor's Protective

5.        Personal Injury Liability (Libel, Slander, Defamation, etc.)

6.        Products and Completed Operations

7.        Non-Owned and Hired Car Coverage

Seller's insurance policy shall also contain a "cross liability" endorsement and substantially as follows:

     The inclusion of more than one Insured under this policy shall not affect the rights of any Insured as respects any claim, suit or judgment made or brought by or for any other insured or by or for any employee of any other Insured. This policy shall protect each Insured in the same manner as though a separate policy had been issued to each, except that nothing herein shall operate to increase the Seller's liability beyond the amount or amounts for which the Seller would have been liable had only one insured been named.

Buyer shall be named as an additional insured as respects this contract, and such insurance as is carried by Seller shall be primary (over and insurance carried by Buyer).

     d. PRIMARY INSURANCE. All insurance under this Agreement shall provide that such policies are primary insurance to any other insurance available to the parties hereto with respect to any claims arising out of this Agreement or as to performance thereof, and that such insurance applies separately to each insured against whom claim is made or suit is brought.

     e. INSURANCE NOTICES. All insurance under this Agreement shall provide that any notice regarding said insurance shall be made in writing and mailed to the following addresses:

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 14

To Buyer:

                   Law Enforcement Support Agency
                   C/o City of Tacoma Risk Management
                   747 St. Helens Municipal Building
                   Tacoma, Washington 98402

                   To Seller:

                   Mr. James Miller
                   President and CEO
                   ImageWare Software Inc.
                   10883 Thornmint Road
                   San Diego, California 92127

Or to such other address as may be specified from time to time by the relevant party.

1.   MISCELLANEOUS PROVISIONS.

     a. WAIVER. The failure by either party at any time to enforce any default or right reserved to it, or to require performance of any of the terms, covenants, or provisions hereof by the other party at the time designated shall not be construed as a waiver of any such default or right to which the other party is entitled, nor shall it in any way affect the right of the party to enforce such provisions, covenants, or rights thereafter.

     b. ENTIRE AGREEMENT. This First Amendment to the Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and no waiver or amendment of any provision of this Agreement shall be valid unless made in writing and executed by all of the parties hereto. Upon Buyer's Acceptance under the First Amendment, the provisions of the Agreement, as previously amended, shall no longer be effective, except to the extent expressly provided in this First Amendment.

     c. LAWS AND REGULATIONS - SEVERABILITY. The articles and services covered by this Agreement shall comply with applicable Federal, State, and local laws, ordinances, and any other legal requirements which are in effect on the date of the Amendment. In the event that any of the terms, conditions, or provisions of this Agreement shall be held illegal, unenforceable, or invalid, then notwithstanding, this Agreement shall remain in full force and effect and the legality, validity and enforceability of the remaining terms, conditions, and provisions shall not be affected thereby.

     d. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the breach thereof, or the interpretation thereof, shall be referred in the

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First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 15

          first instance to the chief executive of Seller and to the senior representative of the Buyer for amicable resolution, failing which such controversy or claim shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association. Any judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof.

     e. ASSIGNMENT. This Agreement may not be assigned by either party without the express written consent of the other, which consent shall not be unreasonably withheld, provided, however, that Buyer may, without Seller's consent, assign all of its rights to any similar joint agency, subject only to (i) Buyer giving notice of such assignment to Seller and (ii) such other agency assuming all of Buyer's obligations and obtaining receipt of any and all funding authorizations that may be required in that connection.

     f. NOTICE OF PARTIES. All notices and demands of any kind which either party hereto may be required or desire to serve upon the other party under the terms of this Agreement shall be served upon such other party by personal service, or by leaving such notice or demand at the address set forth below or by forwarding a copy thereof by first class mail, postage prepaid, or by telex or telecopier, address as follows:


          To Buyer:

          Law Enforcement Support Agency
          Attn: Robert Van Geison, Director
          930 Tacoma Ave. So. Room 239
          Tacoma, Washington 98402

          To Seller:

          James Miller
          President & CEO
          ImageWare Software Inc.
          10883 Thornmint Road
          San Diego, California 92127

          Or to such other address as may be specified from time to time by the relevant party. Service shall be deemed complete when the party to whom addressed receives the notice or demand.

     g. FORCE MAJEURE. Seller and Buyer shall not be responsible for any loss, delay, or breach in delivery of performance of any obligation hereunder caused by third parties; change in governmental regulations, controls, directions or orders; outbreak of a state of emergency, Acts of God or the public enemy, war,

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          hostilities, civil commotion, riots, freight or trade embargoes, epidemics, perils of the sea, or other natural casualties, fires, strikes, walkouts, communication line failures, or other similar cause or causes beyond the control of either party.

     h. CHOICE OF LAW. This Agreement shall be governed by and interpreted in accordance with the laws of and in the courts of the State of Washington. Any actions shall be brought in the Superior Court of the State of Washington located in the City of Tacoma, County of Pierce.

     i. NOT LIABLE FOR INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES Either party shall in no event be liable for any incidental, special, or consequential damages of any nature whatsoever, including, without limitation, damages arising from loss of use of the system, lost data, wrongful arrest, damage to reputation or lost profits, even if Seller has been advised of the possibility of such damages.

2. EXHIBITS. Seller shall comply with the provision of Exhibits attached hereto.

3.   PROPRIETARY INFORMATION.

     a. DEFINITION. For the purposes of this Section, the following items shall, except to the extent that they become generally known to the public through no fault of Buyer, be treated as "Proprietary Information:"

          i. The Software, including any upgrade thereof or other modification thereto;
          ii. Any technical information or data specifically marked as proprietary information provided by Seller to Buyer with respect to the System, including the documentation furnished pursuant to this agreement;
          iii. Any other information or data provided to Buyer by Seller, which Seller designates and clearly marks as "proprietary," "confidential," or "restricted," or by some similar designation.

          Materials, information or documentation provided to Buyer pursuant to the Escrow Agreement required by paragraph 17 shall not be included within this definition of proprietary information.

     b. DISCLOSURE, DUPLICATION AND USE. Except as otherwise authorized in writing by Seller, Buyer shall take all necessary precautions to prevent:
          i. Disclosure of an proprietary information (other than to employees, agents or representatives);
          ii.  Duplication of any proprietary information; or
          iii. Use of a proprietary information except in connection with use of the System by Buyer for law enforcement purposes.

     c. ACCESS LIMITATION. Seller reserves the right to protect itself against disclosure of various components of the Software by encasing the same in locked sub-systems

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          of the System. Buyer agrees not to allow third party access to such locked sub-systems. Buyer further agrees that neither it nor it employees, agents or representatives shall have access to the contents of such locked sub-systems except to the extent that such access is necessary for day-to-day operation of the System (as opposed to maintenance).

     d. ADDITIONAL SAFEGUARDS. Buyer agrees to comply with any additional safeguards against improper disclosure, duplication or use of proprietary information that Seller may reasonably promulgate from time to time, provided that such safeguards do not unduly interfere with Buyer's use of the System or appreciably increase Buyer's operating costs with respect thereto.

     e. THIRD PARTY MAINTENANCE. Since this is a turnkey system using off the shelf components and Seller developed software, the Seller will be responsible for all maintenance of the System. (If a component or piece of software supplied by the Seller requires a third party to complete the repair or maintenance, it will be the Seller's responsibility to arrange for this third party repair or maintenance at the Seller's cost).

          In addition, in the event that the Seller shall decline to renew the Maintenance Agreement described in EXHIBIT D; Buyer shall be entitled to disclose proprietary information to such personnel.

     f. OWNERSHIP. Except as otherwise provided in this Agreement or by agreement between Buyer and Seller, all proprietary information shall remain the exclusive property of Seller.

     g. RCW 42.17. Nothing in this paragraph shall be construed as prohibiting Buyer from making available, for public inspection and copying, any public records required to be made available pursuant to chapter 42.17 RCW, providing, however, that Buyer Shall, in such even, give Seller prior reasonable notice and an opportunity to challenge such disclosure before the Courts, to the extent permitted under applicable law.

26. Seller will audit existing/remaining hardware to ensure sufficient capacity and compliance with the requirements of this agreement and the Crime Capture System. It will be Buyers responsibility to take appropriate action as required in the Seller's report to assure continued operation.

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IN WITNESS WHEREOF the parties hereto have executed this First Amendment to the Agreement this 11th day of May, 1999.


BUYER: Law Enforcement Support Agency

By:   /s/ Robert Van Gieson
      --------------------------------------------
      Robert Van Gieson, Director




 SELLER: ImageWare Software Inc.

By:   /s/ James Miller
      --------------------------------------------
      James Miller, President & CEO




Approved as to form:

By:   /s/ Cheryl Carlson
      --------------------------------------------
      Cheryl Carlson Asst. City Attorney

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                                    EXHIBIT A
                         UPGRADE EQUIPMENT AND SOFTWARE

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                                   EXHIBIT A.I
                                    HARDWARE

A.I.1. The following hardware and sub-systems will be included in the System purchase price. All replaced hardware will be removed except as noted in Section A.I.19.

A.I.2 MEDIUM NETFINITY SERVER HARDWARE (SERVER & RAID replacements) Netfinity 5500 350/400/450 MHz

-    IBM Netfinity 5500 Pentium II I
-    10/100 PCI Ethernet
-    2-drop 16 bit SCSI internal Cable
-    32X IDE CD-R"OM Drive
-    500/100 MHz Pentium II processor with 512KB ECC L2 Cache
-    IBM 1.44MB 3.5 floppy
-    IBM 104 Key Board Grey
-    Integrated IDE Controller
-    Integrated PCI Ultra SCSI RAID Controller - dual channel
-    Mouse - Grey
-    Netfinity 400 W Hot-Swap Power Supply
-    Netfinity NetBay3
-    Processor Complex Card
-    S3 Trio64V2 Graphics - 1MB SGRAM
-    Systems Management Processor
-    ISA 56K33.6 Plug and Play Data/Fax modem
-    18.2GB 1OK ultra SCSI SCA-2 Hot-Swap HDD
-    TrackPoint IV 104 Stealth Black Keyboard
-    IBM Netfinity 256MB SDRAM ECC RDIMM
-    50OMHz Pentium III Processor with 512KB
-    Black Sleek Mouse
-    G74 - 17 (15.9) in Color Monitor, 69 KHz Stealth Grey
-    Smart-UPS 1400-17 Min Runtime

A.I.3 APTURE STATION (Puyallup)
IBM PC 300PL 6862 (4X4) 2
-    IBM 6.4GB EIDE Hard Drive
-    10/100 PCI Ethernet WOL
-    16 bit ISA Crystal Audio Integrated
-    400/100MHz MMX Pentium II Processor with 512 Pipeline B
-    4MB Integrated SCRAM Video Memory
-    64MB 60ns NP SDRAM DIMM
-    CD-ROM Drive Internal 32X Max (Variable Speed)
-    IBM 1.44 MB floppy
-    IMB 104 key Rubber Dome Keyboard

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-    Integrated IDE Controller
-    S3 Trio 3D AGP Graphics Integrated
-    P72 - 17 (16) in UV-NH Color Monitor, 85KHz, Pearl White (1)

A.I.4 CAMERA SUB SYSTEMS (ALL)

All original Equipment remains except for:
-    Pan and Tilt Camera mount
-    Cable Bundle

A.I.5 INVESTIGATIVE STATION HARDWARE (2) (Replacement for PCSD 04 & 05)

IBM PC 300pl 6862 (4x4) 2
-    IMB 6.4GB EIDE Hard Drive
-    10/100 PCI Ethernet WOL
-    16-bit ISA Crystal Audio Integrated
-    400/100MHz MMX Pentium II processor with 512KB Pipeline B
-    4MB Integrated SCRAM Video Memory
-    64 MB 60 ns NP SCRAM DIMM
-    CD-ROM Drive Internal 32X Max (Variable Speed)
-    IBM 1.44MB Floppy Drive
-    IBM 104 key Rubber Dome Keyboard
-    Integrated IDE Controller
-    S3 Trio 3D AGP Graphics Integrated
-    P72 - 17 (16) in. UV-NH Color Monitor, 85KHz, Pearl White

A.I.6 MONITORS: (6)
- P72-17 (16) inch. UV-NH Color Monitor, 85KHZ, Pearl White (6). To replace monitors at PCSD 02,03,06 TPD 02,03 and JUV 02.

A.I.7 PRINTERS COLOR AND BLACK/WHITE

-    6 - MITSUBISHI CP 700 COLOR PRINTERS
-    9 - HP LaserJet B/W 400OTN 17PPM, 120ODPI Printers
 (This will replace all of the existing printers at all locations)

A.I.8 SCANNERS (2) TPD/PCSD FORENSICS

-    2- Epson 800 Executive Scanner with SCSI card

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A.I.9 REPLACED HARWARE:

The Seller, with exception of the following items, will remove all the old hardware upgraded through this Amendment.

-    HV-C10 cameras replaced with Scanners. (2)
-    All printers except the Kodak SV6600 series.
-    Server and RAID storage hardware



 ALL OTHER EXISTING HARDWARE WILL BE USED AS PART OF THE COMPLETE SYSTEM.

 IF THERE ARE ANY DISCREPANCIES BETWEEN THE HARDWARE LIST ABOVE AND THE
     ATTACHED FAXED COPY OF HARDWARE AND SOFTWARE, THE ATTACHED FAXED COPY FROM THE SELLER WILL BE CONSIDERED TO BE CORRECT.

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                                  EXHIBIT A.II
                                 SYSTEM SOFTWARE

 A.II.1 The Crime Capture System is an NT based system with a Microsoft SQL Database. Client sites will operate in a Windows 95, 98, or NT environment.

          All necessary software will be supplied and installed by the Seller. The software will provide the capability to meet the minimum requirements of the System Acceptance Test (SAT) as defined in EXHIBIT
          B. The installed software will at a minimum perform all of the functions associated with the current ForceField software, as defined in Exhibit B, in addition to those features and functions packaged with this software version as enhancements over the older ForceField software.

 A.II.2 Seller certifies all Crime Capture System software uses four digit years and is "Y2K" compliant according to ANSI and generally accepted Year 2000 compliance requirements.

 A.II.3 Seller will provide NT configuration requirements 30 days prior to the installation to allow sufficient time to prepare the multi-agency environment for this system. This plan should include all specific networking settings needed to allow the CCS to function through multiple firewalls and across unshared NT domains.

CCS INVESTIGATIVE DISPLAY SOFTWARE (FULL) LICENSE (4)

3 - TO PIERCE COUNTY SHERIFF'S DEPT.

1 - TO TACOMA PD

CCS CAPTURE STATION SOFTWARE LICENSE (5)

2 - TO PIERCE COUNTY SHERIFF'S DEPT.

1 - TO TACOMA PD

1 - TO PUYALLUP PD

1 - REMANN HALL

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INVESTIGATIVE/MUGBOOK SOFTWARE LICENSE (50)

10 - TO PIERCE COUNTY SHERIFF'S DEPT.

40 - TO TACOMA PD

IF THERE ARE ANY DISCREPANCIES BETWEEN THE SOFTWARE LIST ABOVE AND THE ATTACHED FAXED COPY OF HARDWARE AND SOFTWARE, THE ATTACHED FAXED COPY FROM THE SELLER WILL BE CONSIDERED TO BE CORRECT.

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                                    EXHIBIT B

                            SYSTEM ACCEPTANCE TESTING
                                      (SAT)

 B.1      SYSTEM ACCEPTANCE TESTING (SAT)

          The SAT will take place after the installation of all hardware and software and the Seller has certified the System installation completed and ready for testing. Selected employees from Remann Hall, Puyallup Police Department, Tacoma Police Department, and Pierce County Sheriff's Department will conduct the SAT. The SAT team will utilize all capture and display stations to capture live images and to make sufficient inquires of the system to measure its conformance and compatibility with the following:



 B.1.2 The booking transaction will result in a transfer of data and between JMS and CHRI computers and the CCS computer System. The transaction will be initiated by the booking officer entering the booking number into the appropriate field on the display. The CCS computer will access the appropriate prearranged file(s) of the JMS or CHRI computers via the System interface, retrieve, and permanently store the information on the CCS server. The transfer time should be 10 seconds or less, assuming a reasonable response from the JMS/CHRI systems. The CCS must also allow for the manually enter of and or updating of all fields listed below.

1.  NAME
2.  BOOKING NUMBER
3.  RACE
4.  SEX
5.  HEIGHT
6.  WEIGHT
7.  EYE COLOR
8.  HAIR COLOR
9.  CHARGES
10. TPD NUMBERS
11. PCSD NUMBERS
12. FBI NUMBER
13. WASH. STATE NUMBER
14. SCARS, MARKS, TATTOOS, ETC.
15. GANG MEMBERSHIP
16. FACIAL HAIR

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B.1.3     Each capture station must capture, display, and print images in color and black and white. Format and size must be to Buyer's current specifications and designs.

B.1.4 Any black and white or color print must be printed within two (2) minutes.

B.1.5 Each capture station or investigative station must be able to display a minimum of 25 color full-face images at one time.

B.1.6 Each capture station or investigative station must be able to display images without the demographic information displayed.

B.1.7 Each capture station or investigative station must be able to access the database using name, booking number, or CHRI number and display the proper image and data within 15 seconds or less.

B.1.8 Each capture station or investigative station must be able to generate and display photo line-ups. The line-ups musts be able to be recalled by suspect name, or line-up identification number. The identification number must appear on every copy of the lineup that is generated and printed.

B.1.9 Each scanner must be able to scan photographs, slides, books, negatives into the permanent database from which they can be displayed and printed from any capture or investigative station, or from any PC using the investigate tool. THIS CAN BE ACCOMPLISHED PROVIDED THE BUYER PURCHASES AN EPSON EXECUTIVE SCANNER TRANSPARENCY UNIT FOR EACH SCANNER.

B.1.10 The system must generate all color identification cards currently in the ForceField system. It must also be able to print all black and white formats currently used in the ForceField system. As each agencies identification cards are unique and specifically designed for that agency, access to these identification cards must be limited to the agency that is identified on each card format.

B.1.11 The System's training mode must be accessible from any capture or investigative station and must not effect on-line data nor interfere with other stations on the system.

B.1.12 The System must be able to seal, expunge, or delete any recorded image and associated data.

B.1.13 The System must automatically log it self off after 10 minutes of no operator use.

B.1.14 An audit trail must be produced at the conclusion of the SAT. The audit must include all information contained in paragraph 5 of the Agreement.

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B.1.15    The System must allow for the interface to other Law Enforcement agencies that purchase the Crimes Capture System or the ForceField computerized mug photo identification systems. Where as this may not be able to demonstrate at the SAT this is a needed function that must be available. SELLER THROUGH THEIR SIGNATURE ON THIS CONTRACT AGREES THAT CCS CAN COMMUNICATE WITH CCS SYSTEMS, BUT CANNOT COMMUNICATE CCS TO ForceField.

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                                    EXHIBIT C

                                ESCROW AGREEMENT

                            SOFTWARE ESCROW AGREEMENT
                                 MULTI USER PLAN

This Agreement is effective________________, 19___ among Lincoln-Parry
          SoftEscrow, Inc., (hereinafter known as "Trustee"), a company with principal offices located at 400 Inverness Drive, Suite 200, Englewood, CO 80112, ImageWare Software Incorporated, (hereinafter known as "Licensor"), a Corporation, with principal offices located at 10883 Thornmint, San Diego, CA 92127 and any additional party, (hereinafter known as "Licensee"), signing the Acceptance Form attached to this Agreement, reference herein as "Attachment 1" and incorporated herein by this reference.

 WHEREAS the Licensor carries on the business of licensing computer software and is desirous of making available severally to certain of its customers, each herein called the Licensee the benefits contemplated by this agreement, and;

 WHEREAS the Licensor has granted or shall grant to the Licensee the right to use certain computer programs in object form and has agreed or shall agree to support the programs but wishes to maintain their confidentiality as trade secrets, and;

 WHEREAS the Licensee is desirous of being assured that the source code, documentation and related materials for such programs will be made available to it for the purposes of self-support if certain events named herein occur;

          THEREFORE the parties agree as follows:

 1. ESCROW MATERIALS

          Depositor shall deliver to the Trustee a sealed package containing magnetic tapes, disks, disk packs, or other forms of media, in machine readable form, and the written documentation prepared in connection therewith, and any subsequent updates or changes thereto (the "Deposit Materials") for the computer software products (the "System(s)"), all as identified from time to time on Exhibit A hereto. Deposit Materials shall consist of the source code magnetically or optically stored, and such supporting documentation and related materials as are necessary for a reasonably competent programmer to routinely maintain and modify such code.

 2. BENEFICIARIES

          All Licensees of the System shall separately become a beneficiary hereunder upon the signing by the Licensee and Licensor of the Acceptance Form attached to this Agreement. Amendments introduced in the Acceptance Form by the agreement of Licensor and Licensee will supersede any provisions of this Software Escrow Agreement for the parties signing said Acceptance Form, providing that said amendments do not modify the rights of the Trustee.

 3. DELIVERY AND CERTIFICATION

          The following procedure shall be adopted for the presentation and certification of the Deposit Materials into escrow.

          (a) Within 10 days after the signing of this agreement by both parties, the Trustee shall supply to the Licensor an appropriate sized container which is capable of being sealed and in which the Deposit Materials shall be stored.

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          (b) The Licensor shall thereupon deposit the Deposit Materials into the said container, identifying it by name and release number, and shall certify as to the authenticity of the contents in the sealed container on the form supplied by the Trustee.
          (c) The Licensor shall seal the container and shall deliver it to the Trustee to hold in accordance with the terms of this agreement.
          (d) The Licensor will deposit new releases into escrow, and the Trustee shall retain the latest such deposits and shall return earlier deposits to the Licensor.
          (e) The Trustee shall hold the container in its sealed state and shall not open, cause or permit it to be opened under any circumstances whatsoever except as may be permitted under this agreement or amendments thereto.

4. EVENTS CAUSING RELEASE

          The Deposit Materials shall be held in escrow by the Trustee until the earliest of the following events:

          (a) A cessation of the use of the System by the Licensee and the termination or expiration of its program license agreement with the Licensor, or the termination or expiration caused or permitted by the Licensee of the System maintenance and support services portion of the said program license agreement.
          (b) A termination of this agreement by consent of the Licensor and Licensee, or the Licensee alone.
          (c) The occurrence of any of the following events, and provided in all events that the Licensor has not made suitable alternate arrangements for the continued supplying of maintenance of the System:
          (1) A petition in bankruptcy, or an assignment for the benefit of creditors of the Licensor is filed by the Licensor, or a third party against the Licensor and is not dismissed within 30 days of its filing;
          (2) A cessation of normal business operations by the Licensor during the term of this agreement;
          (3) A failure or refusal by the Licensor to provide the System maintenance and support services required of it under its program license agreement with the Licensee, which failure has been preceded by a notice in writing to the Licensor that its continued default would cause the Licensee to invoke its rights under this agreement fifteen (15) days after the date of the said notice;

5. RETURN TO LICENSOR

          The Trustee shall deliver the Deposit Materials back to the Licensor if any of the events named in paragraph 4(a) or 4(b) occurs before any of the events named in paragraph 4(c), provided that a Termination Notice in the form set out in Schedule A and signed by the Licensor and the Licensee has been delivered to the Trustee along with the balance of any fees and charges that are due, and further provided that no other Licensee is a beneficiary under this agreement at the time.

6. DELIVERY TO LICENSEE

          The Trustee shall deliver a copy of the Deposit Materials to the Licensee if any of the events named in paragraph 4(c) occur before any of the events named in paragraphs 4(a) or 4(b), provided that the procedure set out below has been followed and the conditions met.

          (a) The Licensee has delivered to the Trustee a written request for the release of the Deposit Materials, accompanied by a sworn affidavit in a form satisfactory to the Trustee from a senior officer of the Licensee stating the particulars of the reasons for its request.
          (b) A copy of the request and affidavit have been delivered by the Trustee to the Licensor, and the Licensor has received at least the notice period named in paragraph 4(c)(3).
          (c) No dispute in writing has been received from the Licensor by the Trustee within ten (10) days of the Licensor's receipt of the Licensee's request and affidavit.
          (d) The Licensee has signed a non disclosure covenant in the form set out in Exhibit B and delivered it to the Trustee.
          (e) All outstanding charges under this agreement have been paid to the Trustee, and the Licensee has paid copying and delivering costs incurred by the Trustee.

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7. DISPUTES AND ARBITRATION

If the Licensor enters a dispute as contemplated by paragraph 6(c) then the procedure set out below shall be followed before the Deposit Materials is delivered to the Licensee.

          (a) The Licensor and Licensee shall within ten (10) days after the entering of a dispute name an arbitrator to decide whether the Licensee is entitled to receive the Deposit Materials. If they are unable to agree upon the selection of an arbitrator then the Trustee shall make the said selection.
          (b) The arbitration shall otherwise be conducted in San Diego, California in accordance with the Rules of the American Arbitration Association and the Trustee shall immediately upon the expiry of any appeal period carry out the decision of the arbitration.

8. VERIFICATION PROCEDURE

In order to verify the authenticity of the contents of any container deposited by the Licensor and being held in escrow the Licensee may at any time call for its inspection in the manner and subject to the conditions below.
          (a) The Licensee shall notify the Licensor and the Trustee in writing of its demand to inspect the contents of a container, and such notification shall be made at least 30 days in advance of the date appointed for such inspection.
          (b) The Trustee shall appoint the location for such inspection.
          (c) The Trustee shall attend at the appointed time and place and shall thereat produce the sealed container in question.
          (d) The contents of the container shall be removed and inspected by the Licensee and a determination made as to whether they are as purported by the Licensor on its certificate.
          (e) If the contents are determined to be as purported, they will be resealed and returned to the Trustee to continue to hold in escrow. The Licensee shall pay all costs associated with the inspection, including machine time, operating personnel, travel, food, lodging and a reasonable per diem fee for the attendance of all the parties attending at the inspection.
          (f) If the contents of the container are determined not to be as purported, then Licensor shall pay all of the costs named in sub paragraph (e) and shall also forthwith deliver to the Trustee a copy of the authentic software as purported on the Licensor's certification, and the Licensee may first verify that the same are authentic.

 9. DUTIES OF TRUSTEE

          (a) The Trustee shall store the sealed containers in a safe and secure location of its own choosing.
          (b) The Licensor may direct the Trustee to store the sealed containers in a location selected by the Licensor, in which event the Trustee shall comply with such direction provided that access to the location is under the Trustee's control and that any additional costs incurred by the Trustee in using the site are paid by the Licensor.
          (c) The Licensor represents that Deposit Materials do not require any storage conditions other than office environment conditions.
          (d) The Trustee shall exercise reasonable judgment in the handling of the Deposit Materials in the event of a dispute and shall not be liable to either party except for grossly or deliberately negligent conduct.

 10. FEES, CHARGES AND TERM

          The Licensor shall pay to the Trustee the following fees and charges:
          (a) An annual fee of $500.00 US payable upon execution by the Licensor of this Agreement and on each anniversary date thereafter unless earlier terminated by either party.

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          (b) This agreement shall continue thereafter on a yearly basis unless terminated by either party by giving the other at least ninety (90) days written notice prior to any anniversary date, and provided that all named beneficiaries have either ceased to hold a use license for the System or have consented to the termination of this agreement by signing the Termination Notice attached to this Agreement , reference herein as "Attachment 2" and incorporated herein by this reference.
          (c) A fee of $50.00 US per container per year or part year for each container in excess of one being held by the Trustee at any given time payable on the anniversary date of this agreement.
          (d) A fee of $25.00 US per written notice delivered by the Trustee under paragraph 6(b).
          (e) A charge representing all expenses incurred by the Trustee for media, copying, shipping, delivery, and special storage requested by the Licensor payable on receipt of account.
          f) The term of this agreement shall continue so long as any beneficiary has rights under it.

  11. DEFAULT IN PAYMENT

          In the event of non-payment of any fees invoiced by the Trustee, the Trustee shall give notice of non-payment of any fee due and payable hereunder to the Licensor and, in such an event, the Licensor shall have the right to pay the unpaid fee within ninety (90) days after receipt of notice from the Trustee. If Licensor fails to pay in full all fees due during such ninety (90) day period, the Trustee shall give notice of non-payment of any fee due and payable hereunder to the Licensee and, in such event, the Licensee shall have the right to pay the unpaid fee within ten (10) days of receipt of such notice from the Trustee. Upon payment of the unpaid fee by either the Licensor or Licensee, as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee by both Licensor and Licensee shall result in termination of this Agreement. In such event the Trustee shall return the Deposit Materials to the Licensor.

          The remedies above do not exclude any other remedies that are otherwise available to the Trustee.

  12.  INSPECTION

          For the purpose of insuring that any sealed container delivered to and held by the Trustee under this agreement remains in a sealed state, either the Licensor or the Licensee may at any time demand to inspect such container at the offices of the Trustee, and the Trustee shall produce such container on a timely basis for inspection.

  13.  NOTICES

          Any notice required to be given in writing under this agreement shall be given by prepaid certified or registered post, return receipt requested, to the respective addresses above first mentioned or to such other addresses as the parties may from time to time direct.

  14.  TITLE

           Title to the Deposit Materials shall remain in the Licensor either in its own right or as agent for the owner. The Trustee shall have title to the physical storage medium but not to the Deposit Materials residing on it.

   15. GOVERNING LAW

           This agreement shall be governed in accordance with the laws of the State of California without giving effect to its conflict of laws provisions .

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 32

 16. ENUREMENT

          This agreement shall be binding upon and inure to the benefit of parties and the beneficiaries named by the Licensor and the assignees of each of them. This agreement may not be assigned by the Trustee without the prior written consent of the Licensor.

 17. ENTIRE AGREEMENT

          This Agreement, which includes the Acceptance Form and the Exhibits described herein, embodies the entire understanding among all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. The Trustee is not a party to the License Agreement between Licensor and Licensee and has no knowledge of any of the terms or provisions of any such License Agreement. Trustee's only obligations to Licensor or Licensee are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto.

          IN WITNESS WHEREOF the parties have by their representatives so authorized executed this agreement to go into force on the date below first mentioned.


  ----------------------------------        ------------------------------------
  Lincoln-Parry SoftEscrow, Inc.                    ImageWare Software, Inc.

  By:                                       By:
     -------------------------------           ---------------------------------
  Title:                                    Title:
        ----------------------------              ------------------------------
  Date:                                     Date:
        ----------------------------              ------------------------------

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 33

                      EXHIBIT A - LIST OF ESCROW MATERIALS

Al.       PRODUCT NAME: _Crime Capture System
          Version #: Generic 2.1

Prepared/Confirmed by:____________________________________________________

Title:_________________________________________ Date:________________

Signature:______________________________

Type of deposit:

        ______ Initial Deposit
        ______ Update Deposit to replace current deposits

Items Deposited:

--------------- ----------------- -------------------------------------------------- ---------------- -----------------
    Label          Media Type               Description of Material                     Operating        Hardware
                                                                                          System         Platform
--------------- ----------------- -------------------------------------------------- ---------------- -----------------
    SCD I           CDROM              Source Code and Documentation for               Windows 95,          PC

                                         C.R.I.M.E.S Shell, Crime Capture System.              98,
                                         GENERIC.                                              NT
--------------- ----------------- -------------------------------------------------- ---------------- -----------------

--------------- ----------------- -------------------------------------------------- ---------------- -----------------


A2.       PRODUCT NAME: _Crime Capture System
          Version #: Arizona 1.1

Prepared/Confirmed by:____________________________________________________

Title:_________________________________________ Date:________________

Signature:______________________________

Type of deposit:

        ______ Initial Deposit
        ______ Update Deposit to replace current deposits

--------------- ----------------- -------------------------------------------------- ---------------- -----------------
    Label          Media Type                 Description of Material                    Operating        Hardware
                                                                                          System           Platform
--------------- ----------------- -------------------------------------------------- ---------------- -----------------
    SCD 2            CDROM        Source Code and Documentation for                    Windows 95,            PC
                                      C.R.I.M.E.S Shell, Crime Capture                     98,
                                      System. ARIZONA.                                     NT
--------------- ----------------- -------------------------------------------------- ---------------- -----------------

--------------- ----------------- -------------------------------------------------- ---------------- -----------------

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 34


A3.       Product Name: Face ID
          Version #: 1.1

Prepared/Confirmed by:____________________________________________________

Title:_________________________________________ Date:________________

Signature:______________________________

Type of deposit:

        ______ Initial Deposit
        ______ Update Deposit to replace current deposits

--------------- ----------------- --------------------------------------------------- ---------------- -----------------
    Label          Media Type                 Description of Material                      Operating        Hardware
                                                                                              System        Platform
--------------- ----------------- --------------------------------------------------- ---------------- -----------------
     SCD 3           CDROM             Source Code and Documentation for                 Windows 95,           PC
                                          C.R.I.M.E.S Shell, Face ID.                            98,
                                                                                                 NT
--------------- ----------------- --------------------------------------------------- ---------------- -----------------

--------------- ----------------- --------------------------------------------------- ---------------- -----------------

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 35

                          ATTACHMENT I- ACCEPTANCE FORM

Image Ware Software Inc. and Lincoln-Parry SoftEscrow Inc., hereby acknowledge that __________ is a Beneficiary referred to in the Software Escrow Agreement number , effective ___________, 19___ with Lincoln-Parry SoftEscrow as the Trustee and ImageWare Software Incorporated as the Licensor. Licensee hereby agrees to be bound by all provisions of such Agreement.

The Licensee's rights under this Agreement shall relate to the Deposit Materials in those container(s) held by the Trustee for which the Licensee has a valid license agreement that is not in arrears or otherwise in default, at such time as those rights are exercised.

Programs of the software licensed by the Licensee:

1. Crime Capture System. Generic. CD-ROM SCD 1.
2. Face ID. CD-ROM SCD 3.
3.
4.

Notices and communications to Licensee    Company Name:_________________________
       should be addressed to:            Address:____
                                                  ____
                                                  ____
                                          Designated Contact:___________________
                                          Telephone:____________________________
                                          Facsimile:___________________

In Witness Whereof, the Licensor and Licensee, have by their representatives so authorized executed this agreement to go into force on the date first below written.


____________________________        ______________________________
  Licensee                              Licensor
____________________________

  By:_______________________         By:__________________________
  Name:_____________________         Name:________________________
  Title:____________________         Title:_______________________
  Date:_____________________         Date:________________________

 Received by Lincoln-Parry, SoftEscrow, Inc.

 By:________________________
 Name:______________________
 Title:_____________________
 Date:______________________

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 36

                       EXHIBIT B - NON DISCLOSURE COVENANT

TO: ImageWare Software Inc.                           Date:

                      (Licensor)

          WHEREAS the Licensor and the Licensee are parties to a Software
          Escrow Agreement bearing No.      and date
          pursuant to which the Deposit Materials therein shall be released to the Licensee by the Trustee, and;

         WHEREAS a prior condition of such release is set out in paragraph 6(d) of the said agreement, namely that the Licensee must first execute this form of non disclosure covenant and deliver it to the Trustee;

         THEREFORE the Licensee covenants as follows for the benefit of the
          Licensor:

1. To hold the Deposit Materials in the strictest of confidence, recognizing that it is a valuable trade secret of the Licensor and that its improper disclosure will cause substantial and irreparable injury to the Licensor.

2. To restrict the use of the Deposit Materials solely and exclusively for the purpose of supporting and developing the Licensee's own installation and for no other purpose whatsoever.

3. To restrict disclosure of the Deposit Materials or any part thereof to only those of the Licensee's employees or agents who have a bona fide need to know, and who have received written notice of the confidential nature of the Deposit Materials and have agreed to abide by these restrictions.

4. Not to make any copy (other than for back up), derivation, translation or imitation of the Deposit Materials, or to use any of its algorithms, designs or architecture in producing another program.

5. To fully observe and perform all other obligations which may bind the Licensee under any other agreement which exist between it and the Licensor.


          ---------------------------------
          Licensee

                     ATTACHMENT 2 - TERMINATION NOTICE

TO:  Lincoln-Parry SoftEscrow, Inc.                              Date:
400 Inverness Drive South
Suite 200
Englewood, CO 80112

         TAKE NOTICE THAT the Licensor and the Licensee being parties to a
          Software Escrow Agreement bearing No.
          and date                 do hereby terminate the said agreement as of
          the date of this notice and direct you to deliver the Deposit Materials thereunder held by you to the Licensor forthwith.


---------------------------------------
Licensor



---------------------------------------
Licensee

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 38

                                    EXHIBIT D

                    AGREEMENT FOR MAINTENANCE OF HARDWARE AND
                                    SOFTWARE.

D.1       TERM.

D.1.1 TERM DEFINITION: For the purposes of this section the remainder of calendar year 1999 will be considered a complete maintenance year. All subsequent maintenance years will begin on January 1, and end on December 31, of that calendar year. (Example, the end of year two will be considered to be December 31, 2000, year three December 31, 2001 and so forth.)

D.1.2 INITIAL TERM. The initial term of this Agreement shall commence on the date of Acceptance as specified in the First Amendment to the Purchase and License Agreement and shall extend for five (5) years following ending on December 31, 2003.

D.1.3 RENEWAL TERMS. This Agreement shall be renewed thereafter, automatically for successive one-year terms, but not more than ten
          (10) such terms unless Buyer gives Seller ninety (90) days prior written notice of its intention not to renew this Agreement, provided however that Sell shall be entitled, beginning upon the commencement of the first such renewal term (beginning January of the 6th calendar year), to increase the charges payable by Buyer pursuant to paragraph D.4.

D.2       MAINTENANCE SERVICE TO BE PROVIDED.

D.2.1 GENERAL. During the initial term of this Agreement, and any renewal term thereof, Seller shall provide to Buyer maintenance service with respect to the System consisting of (I) Preventive Maintenance as described in paragraph D.2.2, (ii) Remedial Maintenance as described in paragraph D.2.3, and (iii) Extra Services as described in paragraph D.2.4, all in accordance with and subject to the terms and conditions of this Agreement.

D.2.2 PREVENTIVE MAINTENANCE. Preventive Maintenance shall consist of all maintenance service, other than Excluded Services as defined in paragraph D.2.5, performed by Seller in accordance with a predetermined schedule and independently of any System Failure, for the purpose of maintaining the System in good working order. Preventive Maintenance, which shall require quarterly, semi annual, and annual maintenance work and shall be performed by locally-based (Western Washington) Seller personnel on normal working days between the hours of 8:00 a.m. and 4:30

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 39

          p.m. or as otherwise arranged. Pursuant to the provisions of the Seller's maintenance manual and in accordance with a schedule mutually acceptable to Buyer and Seller, consistent with Buyer's operating requirements and the specific needs of the System as determined by Seller from time to time.

          For the purpose of this agreement, Normal Business Hours shall be from 8:00 a.m. to 4:30 p.m. on working days, i.e. Monday - Friday except holidays.

D.2.2.a. QUARTERLY MAINTENANCE shall include, but not limited to, Seller's personnel performing a quality control check of the system to assure Buyer that the system is performing at the prescribe standards for System functionality.

D.2.2.b. SEMI ANNUAL MAINTENANCE shall include the Quarterly Maintenance in addition, but not limited to, a general cleaning of the system.

 D.2.2.c. ANNUAL MAINTENANCE shall include a thorough inspection, cleaning, hardware alignment, and general system check to preserve image and system performance quality.

 D.2.3 REMEDIAL MAINTENANCE. Remedial Maintenance shall mean all maintenance, other than Excluded Services, reasonably required as a result of, and for the purpose of correcting, a System Failure. For purposes of this Agreement, System Failure shall mean any malfunction in the System that prevents or materially interferes with, the accomplishments of any or all of the System intended functions, which are expressed in, but not limited to those in, Exhibit A.II of the First Amendment to the Purchase and License Agreement. Following any identification of any System Failure by Buyer, and Buyer's completion of the diagnostic checklist and procedures recommended by Seller in the User Documentation Set, Buyer shall provide notification thereof to Seller.

          In the event of any software failure, Seller shall thereafter make a good faith effort to cause the appropriate software support person to respond to the Buyer within 30 minutes of the notification with an update as to cause and/or possible solutions. Software support shall be available 24 hours per day 7 days each week including holidays regardless of the severity of the software failure.

          In the event of any hardware failure, Seller shall thereafter make a good faith effort to cause an authorized representative of Seller to arriver at the location where the System is installed no later than four (4) hours following Seller's receipt of such notification. Seller shall from time to time advise Buyer of the name(s) and location(s) of locally-based seller personnel authorized to receive such notifications and Seller shall ensure that such personnel are available to Buyer at all times that the System is scheduled by Buyer to be in operation. Hardware support shall be available 7 days per week 24 hours per day for critical

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 40

          items as defined in PARAGRAPH D.2.3.1, and during normal work days and hours for non critical items as defined in PARAGRAPH D.2.3.2.

D.2.3.1 CRITICAL ITEMS: All Seller hardware associated with the Server, Seller supplied interfaces, and Capture Stations that prohibit the Buyer from performing their day to day duties associated with the capture and storage of mug photo images or as defined as System Downtime under paragraph D.6.1 shall be considered as CRITICAL ITEMS. The only hardware exception to this paragraph will be the printers.

D.2.3.2 NON CRITICAL ITEMS: All Seller supplied hardware items not mentioned in paragraph D.2.3.1 will be considered non critical items and shall be repaired during the Seller's normal work hours. This will include the printers associated with any capture station and display stations.

D.2.4. EXTRA SERVICES. Extra Services shall consist of any maintenance services with respect to the System, other than Preventive Maintenance and Remedial Maintenance, including without limitation, Excluded Services. Seller shall be under no firm obligation to perform any Extra Service but undertakes to make a good faith effort to render such services to the extent that it is capable of doing so without substantially interfering with its other obligations under this Agreement or its obligations to other customers. If so requested by Buyer, Seller shall provide a written estimate of extra charges likely to be incurred or accrued as a result of the performance of such services, to the extent such services can be reasonably ascertained in advance.

D.2.5. EXCLUDED SERVICES. For the purpose of this Agreement, Excluded Services shall be defined as; Any maintenance services necessary or appropriate in order to correct any System Failure, or potential failure, attributable in whole or in part to any of the following factors or any combination thereof.

D.2.5.1 Failure by Buyer to provide or maintain a suitable installation environment as the System Site in accordance with the operations documentation furnished to Buyer pursuant to PARAGRAPH 14 of the First Amendment to the Purchase and License Agreement and any other reasonable requirements thereafter communicated in writing by Seller to Buyer, including without limitation, any electrical power, air conditioning, or humidity control failure or changes to the environment of the System Site as defined in the documentation pursuant to PARAGRAPH 14.

D.2.5.2 Use of supplies or materials not approved by the Seller, or by the equipment manufacture.

D.2.5.3 Use or attempted use of the System for any purpose other than that for which it was acquired. (This does not include the Personal Computers
          (PCs) that have the

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 41

          Investigate Software installed on them as they are intended to be multi-use computer stations.)

D.2.5.4. Alterations to the System (other than alterations installed by the Seller or authorized in writing by the Seller).

D.2.5.5. Connection of the System by mechanical or electrical means to any other machine, equipment or device (other than those installed by the Seller or authorized in writing by Seller) other than normal network connections

D.2.5.6. Removal, transportation or relocation of the System by any person other than the Seller, unless authorized by Seller in writing.

D.2.5.7 Neglect or misuse of the System by Buyer or any third party, except persons for which the Seller is responsible under this Agreement.

D.2.5.8 Any other intentional or negligent damage to the System by the Buyer or third party except for prospective customers of the Seller for which Seller is responsible.

D.2.5.9 Any other failure by Buyer to comply with its obligations under this agreement or the Purchase and License Agreement.

D.2.5.10 Any event of force majeure, as defined in paragraph 23.g, or any other cause other than ordinary use, unless otherwise authorized in writing by the Seller.

D.2.5.11 Any maintenance services to be performed on any software, hardware or other item not furnished by Seller to Buyer or any other work external to the System by anyone other than the Seller.

D.2.6 WARRANT. For and in consideration of Buyer's undertakings under this Maintenance agreement, or any extension or renewal thereof, Seller warrants that System Downtime, as defined in paragraph D.6.1, shall not exceed 15 hours per calendar month.

D.2.7 NEW PARTS. Seller will provide maintenance parts at no cost to Buyer. All such parts will be new or parts equivalent to new parts when used in connection with the System. Parts removed from the System pursuant to this Agreement shall become the property of the Seller. Parts installed in the System pursuant to this Agreement shall become the property of the Buyer.

D.2.8 REPLACEMENT OR REPAIR. In performing Preventive Maintenance and Remedial Maintenance, Seller shall be entitled to exercise reasonable discretion in determining whether to replace or repair any malfunctioning item, provided, however, that any such replacement shall be of equal or better quality and, in the event of a malfunction of key circuit boards, to be specified by Seller, a

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 42

          replacement board will be provided pending completion of repairs on the defective board.

D.2.9 DIAGNOSTIC SOFFTWARE. In order to facilitate rapid analysis of System Failure involving software, Seller will provide a trained staff, at their company location, capable of handling all software failures in an expedient manner. In addition they will have diagnostic software for the purpose of identifying the cause of any System Failure, temporarily patching around the problem if necessary or temporarily disabling the use of that software module so that the System can be returned to use for all other activities with only a minor degradation in operation.

D.2.10 OFF-SITE MAINTENANCE: Any maintenance services required to be performed under this Agreement which cannot, in the Seller's reasonable judgment, be performed effectively at or near the System Site shall be performed at such other location(s) as Seller may determine, at no extra cost to Customer. However, a loaned part(s) from the Seller's warehouse must be installed prior to the shipping of the item(s) being removed for maintenance.

D.2.11 LOG ENTRIES: Buyer shall receive monthly or have access to all log entries with regards to system failures, and any other malfunctions, problems, or defects in the System, in accordance with a format to be provided by Seller. Upon completion of each Preventive Maintenance task, Remedial Maintenance task, or Extra Service, Seller shall provide a written report to the Buyer of the problem, resolve, and any equipment replaced. This shall be kept in a binder on site at each capture station and display station location.

D.2.12 NOTIFICATION: Seller shall notify Buyer of all routine, scheduled, unscheduled, and non-routine maintenance completed o the system. This notification shall include the Buyer's reference number (if maintenance was a result of a problem call), seller's reference number, point of contact for the maintenance and a description of the maintenance or correction. Notification will be provided to the person reporting the problem and/or Buyer's maintenance contact.

D.2.13    BUYER'S MAINTENANCE CONTACT:

LESA HELPDESK
2415 So 35th Street
Tacoma, WA 98409

(253) 798-3911
E-mail Helpdesk@lesa.net

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 43

D.3.      MAINTENANCE PAYMENTS:

The maintenance payments referred to in PARAGRAPH 7 of the Agreement will be paid as follows and on dates set forth in PARAGRAPH 7 of the Agreement.

D.3.1 There will be no maintenance payments from the acceptance date of the CCS Mug Photo Identification System (MUGIS) to the end of 1999. This will be considered the end of year one.

D.3.2 There will be no maintenance payments for the period of January 1, 2000 ending on December 31, 2000. This will be considered the end of year two.

D.3.3 Beginning January 1, 2001, and ending December 31, 2002, the monthly maintenance fee (paid quarterly as defined IN PARAGRAPH 7 of the Agreement) will be Four thousand five hundred twenty-eight dollars and seventy cents ($4,528.70). The monthly fee is combination of the annual fee of Forty-three thousand four hundred seventy-five dollars and fifty-one cents ($43,475.51) divided by twelve (12) months plus an addition 25 percent supplement charge of Ten thousand eight hundred sixty-eight dollars and eighty-eight cents ($10,868.88) divided by twelve (12) months. The quarterly payment will be Thirteen thousand five hundred eighty-six dollars and ten cents ($13,586.10). December 31, 2001 will be considered the end of year three (3) and December 31, 2002, will be considered the end of year four (4).

D.3.4 Beginning January 1, 2003, and ending December 31, 2003, the monthly maintenance fee will be reduced to one-twelve (1/12th) of the original annual maintenance fee of Forty-three thousand four hundred seventh-five dollars and fifty-one cents ($43,475.5 1). This base sum adjusted by the lesser of an amount equal to the most recent twelve month percentage change in the Seattle Consumer Price Index or five
          (5) percent. This will be paid quarterly as defined in paragraph 6 of the Agreement. The period of January 1, 2003, ending on December 31, 2003, will be considered the end of the fifth year.

D.3.5 INDEXATION. Beginning at the commencement of the first annual renewal term after the completion of the initial five (5) year term, and with each annual renewal term thereafter, the base sum amount for the term just expired, shall be adjusted by the lesser of an amount equal to the most recent twelve month percentage change in the Seattle Consumer Price Index or five (5) percent.

D.4       INVENTORY:

          Seller agrees to maintain a complete inventory of spare parts at a location in the Greater Western Washington area, including a set of the key circuit boards referred to in PARAGRAPH D.2.8. Such inventory may be used to support systems supplied by Seller to other customers. Seller shall maintain at such location a supply of all test equipment reasonably required for diagnosis of System Failures.

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 44

D.5       CHARGES PAYABLE BY CUSTOMER:

          D.5.1 GENERAL. In consideration for the maintenance service to be rendered by Seller under this Agreement, Buyer agrees to pay to Seller (i) the Basic Monthly Charge described in Section D.3, and (ii) the Supplemental Charges described in paragraph D.3.3.

          D.5.2 ADDITIONAL CHARGES. In addition for any Extra Services performed by Seller, Buyer shall pay Seller's list price for any parts, service, or software, in order to perform relevant Extra Services, less any discount offered to other favored Buyer.

          D.5.3. INVOICES. All amounts due by Buyer under this Agreement shall be payable to Seller in United States currency within thirty
                   (30) days of presentment of Seller's invoice. Seller shall normally submit invoices on a monthly basis. In the event such amount is not timely paid, Seller shall be entitled to suspend performance of service under this Agreement, in whole or in part, and any such downtime occurring during such period shall be disregarded. In the event that any amount shall be overdue by more than ninety (90) days, Seller shall be entitled to terminate this Agreement.

          D.5.4.   DUTIES, TAXES, AND FEES.

                   D.5.4.1 Seller shall bear the cost of all import and export duties, any brokerage, and all other fees due on any replacement parts for the System.

                   D.5.4.2 Seller shall not be responsible for collecting sales tax on the original purchase or monthly maintenance fees. Buyer will be responsible for paying all appropriate State and local sales or use taxes on the original purchase and monthly maintenance fees if so levied by the State of Washington, directly to the State.

 D.6      REDUCTION IN CHARGES, LIQUIDATED DAMAGES:

          D.6.1 15 hours of System Downtime per Calendar Month. In the event that System Downtime exceeds 15 hours in any calendar month, excluding the first two years of operation after acceptance, as defined in PARAGRAPH D.3, the Basic Monthly Charge for said month shall be reduced by ten (10) percent for each additional seven (7) hours or fraction thereof of system downtime up to one hundred percent. The first two years of the

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 45

                   Agreement will be governed by PARAGRAPH D.6.2(ii). "System Downtime" is defined as that period of time during which any malfunction in the system which prevents, or materially interferes with the accomplishment of any or all the System's intended functions in accordance with software specification or functions set forth in EXHIBIT A.II of the Agreement, (except as noted in paragraph 11 of the Agreement) or of the tasks of processing (data and image capture, storage, searching, photo lineup) mug photo images from the time the Seller has been properly notified of such failure and after completion of the diagnostic checklist and procedures recommended by Seller. System downtime shall not include the time that the System is inoperable due to (i) Scheduled Preventative Maintenance, (ii) equipment cables, wires, programs or other items, not supplied by Seller, which are not rendered inoperable by the System provided by the Seller,
                   (iii) any event described in PARAGRAPH 23.G (FORCE MAJEURE) of the Agreement, (iv) Buyer's negligence or knowing misuse of the of the System, equipment, cables, wires, programs, or other items, or any other act or omission of Buyer or any third party (other than a prospective customer of Seller for which Seller is responsible under any other provisions of this Agreement) or (v) any travel time, and system and problem analysis time of up to one (1) hour for software support or four (4) hours for hardware support beginning when Seller has received notification of each separate and unrelated problem as distinguished from a re-occurring problem within a 24-hour period.

          D.6.2 180 HOURS OF SYSTEM DOWNTIME IN 3 CALENDAR MONTHS. In the event that the System Downtime, as defined in paragraph D.6.1 exceed 180 hours within a period of 3 consecutive calendar months after Acceptance, the Buyer shall be entitle to (i) suspend payment of the maintenance monies due to Seller, and to (ii) payment of liquidated damages of $750 per day until 30 days of continuous availability at the contracted level of occurs, less 30 days.

 D.7      TERMINATION.

          In the event that an arbitration award for either party's default under the Maintenance Agreement shall remain unsatisfied, for more than thirty (30) days after the award or any judgment thereon shall become final, the other party shall be entitled to terminate this Maintenance Agreement, and recover amounts due under the Maintenance Agreement, provided that the party has given written notice thereof to the other of its intent to do so not less than thirty (30) days prior to the specified date upon which the termination shall become effective.

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 46

D.8       MISCELLANEOUS OBLIGATIONS OF BUYER:

          Buyer shall comply with the following additional obligations:

          D.8.1 PRUDENT OPERATION. Buyer shall operate the System in a sound and prudent manner, in accordance with the operation manuals prepared by Seller and any other rules reasonably promulgated by Seller from time to time, provided, however, that such rules do not unduly interfere with the Buyer's use of the System or appreciably increase Buyer's operating costs with respect hereto.

          D.8.2 NOTIFICATION. Buyer shall promptly notify Seller of any System Failures or any other malfunctions, problems or defects in the system.

          D.8.3 FREE ACCESS. Buyer shall allow Seller full and free access to the System at all times necessary for the performance of Preventive Maintenance and Remedial Maintenance, and shall ensure that the System Site can be connected at all times through the server to assist with the diagnostic assessment of the System Site equipment and software.

          D.8.4 USE OF EQUIPMENT. Buyer shall allow Seller to use such machines, communication facilities and other equipment, at no charge to Seller, as are reasonably necessary in order to perform the services hereunder, provided, however, that all toll calls are the responsibility of Seller.

D.9       DOCUMENTATION, MODIFICATIONS, AND RELOCATION.

          D.9.1 DOCUMENTATION. Throughout the duration of this Agreement, Seller will provide the Buyer, at no cost to Buyer, any and all updates to the documentation that Seller generally provides to its Buyers with respect to the System, within thirty (30) days of Buyer's request for same. Except as otherwise provided in this Agreement, the foregoing obligation does not extend to any improvements in Seller's software or hardware that do not significantly alter the general operation of the System.

          D.9.2 MODIFICATIONS. Any modifications of the System, which are requested by Buyer, may be treated as Extra Services. No modifications to correct malfunctions improve proficiency, met SAT requirements, or updates provided by the Seller will be considered Extra Service.

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 47

          D.9.3 RELOCATION OF EQUIPMENT. Buyer shall give Seller fifteen (15) days prior written notice of the relocation of the System from its current site location. Upon request, Seller may inspect the proposed new location of the System to generally assess whether the environment is suitable. The relocation of any Workstation shall be done by Seller's representative and at Buyer's expense.

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 48

                                    EXHIBIT E

                              INSTALLATION SCHEDULE

                    FORCEFLELD UPGRADE INSTALLATION TIME LINE

ImageWare see the ForceField upgrade taking place in the following manner:

1.        System Configuration Review

2.        NT Configuration Plan

3.        Existing Hardware Audit

4.        Install LESA Capture Station

S.        Back up of current server

6.        Server Installation: No downtime
          The server will be installed at the same time as the capture stations are upgraded.

7.        Test Interface to DTM

8.        Upgrade each capture system. 1 day per station
          After the upgrade, the capture station will be able to capture data in standalone mode. Once the new server is on line, images and data will be forwarded to the new server.

9.        Server Configuration: 3 days
          A data conversion will take place and the server will be down for approximately 3 days. During this time the new capture stations will continue in stand alone mode and data will be forwarded to new server once it is on line. (Display stations will be down at this time.)

First Amendment - Purchase and License Agreement
LESA - ImageWare CCS Contract page 49

FORWARD DATA:
All data captured in stand-alone mode will be forwarded to the new NT server.

DISPLAY STATION UPGRADE: 2 hours per station
Display stations will be upgraded after the server is on line. (There is a possibility we will upgrade display stations during the server data conversion if time permits.) Once all display stations are upgraded, they will go on-line.

 ImageWarewill make every effort to minimize the time the system is not operational, however, please be aware the agency will incur some downtime. ImageWare is open to working with the agency to determine three consecutive days which are the least busy.

David Cotton - Pierce Tacoma Upgrade New.xls                                Page

                             EXHIBIT F PRICE SHEET



DESCRIPTION                                                                                  QTY           UNIT          EXT

IBM Netfinity 5500 Pentium III 500MHz/512KB L2, 128MB ECC(R), OPEN,32X,PCI/ISA                1         $6,834.00      $6,834.00
   (Std) 10/100 PCI Ethernet
   (Std) 2-Drop 16-bit SCSI Internal Cable
   (Std) 32X Max IDE CD-ROM Drive
   (Std) 500/100 MHz Pentium III Processor with 512KB ECC L2 Cache
   (Std) IBM 1.44MB 3.5-inch Diskette Drive
   (Std) IBM 104-key Keyboard (Stealth Grey)
   (Std) IBM Netfinity 128MB SDRAM ECC RDIMM
   (Std) Integrated IDE Controller
   (Std) Integrated PCI Ultra SCSI RAID Controller - dual channel
   (Std) Mouse Stealth Grey
   (Std) Netfinity 400W Hot-Swap Power Supply
   (Std) Netfinity NetBAY3
   (Std) Processor Complex Card
   (Std) S3 Trio64V2 Graphics - 1MB SGRAM
   (Std) Systems Management Processor
IBM Netfinity 400W Hot-Swap Redundant Power Supply II                                         1           $720.00        $720.00
IBM Netfinity 256MB SDRAM ECC RDIMM                                                           2         $1,140.00      $2,280.00
18 2GB 10K Wide Ultra SCSI SCA-2 Hot Swap HDD                                                 5         $1,020.00      $5,100.00
IBM Netfinity 500MHz/512KB Upgrade with Pentium III Processor                                 1         $1,860.00      $1,860.00
ISA 56K/33 6KBPS Plug and Play Data/Fax Modem                                                 1           $126.00        $126.00
G74 - 17(15.9)in. Color Monitor, 69 KHz, Stealth Grey                                         1           $423.60        $423.60
Smart-UPS 1400 17 Min Runame                                                                  1           $705.60        $705.60
                                                                                 SUBTOTAL

CAPTURE STATION HARDWARE
IBM PC 300 PL 6862 (4X4) 2
  PC 300PL Pentium II 400MHz MMX/512KB, 64MB, 6.4GB, 4MB, 32X, 16bit Audio, Win98, PCVISA     5         $1,758.00      $8,790.00
   (Std) IBM 6.4GB EIDE Hard Drive
   (Std) 10/100 PCI Ethernet WOL
   (Std) 16-bit ISA Crystal Audio Integrated
   (Std) 400/100MHz MMX Pentium II Processor with 512KB Pipeline B
   (Std) 4MB Integrated SGRAM Video Memory
   (Std) 64MB 60ns NP SDRAM DIMM
   (Std) CD-ROM Drive Internal 32X Max (Variable Speed)
   (Std) IBM 1.44MB 3.5 inch Diskette Drive
   (Std) IBM 104-key Rubber Dome Keyboard
   (Std) Integrated IDE Controller
   (Std) S3 Trio3D AGP Graphics Integrated
  P72 - 17(16)in. UV-NH Color Monitor, 85KHz, Pearl White                                     5           $561.60      $2,808.00
                                                                                 SUBTOTAL

CAMERA SUB-SYSTEMS
Hitachi HV-C20 Camera, NIST standards (3 chip)                                                5         $4,342.80     $21,714.00
Cosmicar/Pentax H15ZME Zoom Lens                                                              5         $1,341.60      $6,708.00
3 point Lighting System                                                                       5         $1,194.00      $5,970.00
Pan and Tilt Camera mount                                                                     5         $1,440.00      $7,200.00
Reflective Pedestal                                                                           5           $822.00      $4,110.00
Cable bundle                                                                                  5           $180.00        $900.00
NIST compliance Capture software                                                              5         $1,500.00      $7,500.00
Capture Card MVPro                                                                            5           $804.00      $4,020.00
                                                                                 SUBTOTAL

INVESTIGATIVE STATION HARDWARE
IBM PC 300PL 6862 (4X4) 2
  PC 300PL Pentium II 400MHz MMX/512KB, 64MB, 6.4GB, 4MB, 32X, 16bit Audio, Win98,PCVISA      4         $1,758.00      $7,032.00
   (Std) IBM 6.4GB EIDE Hard Drive
   (Std) 10/100 PCI Internet WOL
   (Std) 16-bit ISA Crystal Audio Integrated
   (Std) 400/100MHz MMX Pentium II Processor with 512 KB Pipeline B
   (Std) 4MB Integrated SGRAM Video Memory
   (Std) 64MB 60ns NP SDRAM DIMM
   (Std) CD-ROM Drive Internal 32x Max (Variable Speed)
   (Std) IBM 1.44MB 3.5-inch Cassette Drive
   (Std) IBM 104-key Rubber Dome Keyboard
   (Std) Integrated IDE Controller
   (Std) S3 Trio3D AGP Graphics Integrated
P72 - 17(16)in. UV-NH Color Monitor, 85KHz, Pearl White                                       4           $561.60      $2,246.40
                                                                                 SUBTOTAL

SOFTWARE
CCS Investigative Display Software (Full)                                                     4         $6,750.00     $27,000.00
CCS Capture Station Software                                                                  5        $10,000.00     $50,000.00
Investigative Mugbook                                                                        50           $500.00     $25,000.00
                                                                                 SUBTOTAL

PRINTERS
Mitsubishi CP 700                                                                             6         $3,900.00     $23,400.00
HP Laserjet B&W, 400CTN, 17PPM, 1200DPI                                                       9         $2,284.50     $20,560.50
                                                                                 SUBTOTAL

SCANNERS
Epson 636 Executive Scanner w/ SCSI card                                                      2           $846.45      $1,692.90
                                                                                 SUBTOTAL

SUBTOTAL HARDWARE AND SOFTWARE

SERVICES and LICENSES
Project Management                                                                            2           $900.00      $1,800.00
Conversion of Record from ForceField                                                       500,000          $0.20    $100,000.00
                                                                                 SUBTOTAL

SUBTOTAL PROJECT

FORCEFIELD UPGRADE DISCOUNT
SUBTOTAL AFTER DISCOUNT

Shipping/Handling/Installation/Training
TOTAL PROJECT

Maintenance Year 1

Quote does not include conversion of any documents.

                                                                                                                         Price
DESCRIPTION                                                                                    TOTAL   DISCOUNT %    after Discount
                                                                                                                           $0.00
IBM Netfinity 5500 Pentium III 500MHz/512KB L2, 128MB ECC(R), OPEN,32X,PCI/ISA                                         $6,834.00
   (Std) 10/100 PCI Ethernet
   (Std) 2-Drop 16-bit SCSI Internal Cable
   (Std) 32X Max IDE CD-ROM Drive
   (Std) 500/100 MHz Pentium III Processor wiht 512KB ECC L2 Cache
   (Std) IBM 1.44MB 3.5-inch Diskette Drive
   (Std) IBM 104-key Keyboard (Stealth Grey)
   (Std) IBM Netfinity 128MB SDRAM ECC RDIMM
   (Std) Integrated IDE Controller
   (Std) Integrated PCI Ultra SCSI RAID Controller - dual channel
   (Std) Mouse Stealth Grey
   (Std) Netfinity 400W Hot-Swap Power Supply
   (Std) Netfinity NetBAY3
   (Std) Processor Complex Card
   (Std) S3 Trio64 V2 Graphics - 1MB SGRAM
   (Std) Systems Management Processor
IBM Netfinity 400W Hot-Swap Redundant Power Supply II                                                                    $720.00
IBM Netfinity 256MB SDRAM ECC RDIMM                                                                                    $2,280.00
18 2GB 10K Wide Ultra SCSI SCA-2 Hot Swap HDD                                                                          $5,100.00
IBM Netfinity 500MHz/512KB Upgrade with Pentium III Processor                                                          $1,860.00
ISA 56K/33 6KBPS Plug and Play Data/Fax Modem                                                                            $126.00
G74 - 17(15.9)in. Color Monitor 69 KHz, Stealth Grey                                                                     $423.60
Smart-UPS 1400 17 Min Runame                                                                                             $705.60
                                                                                 SUBTOTAL    $18,049.20

CAPTURE STATION HARDWARE
IBM PC 300 PL 6862 (4X4) 2
  PC 300PL Pentium II 400MHz MMX/512KB, 64MB, 6.4GB, 4MB, 32X, 16bit Audio, Win98, PCVISA                   80%        $1,758.00
   (Std) IBM 6.4GB EIDE Hard Drive
   (Std) 10/100 PCI Ethernet WOL
   (Std) 16-bit ISA Crystal Audio Integrated
   (Std) 400/100MHz MMX Pentium II Processor with 512KB Pipeline B
   (Std) 4MB Integrated SGRAM Video Memory
   (Std) 64MB 60ns NP SDRAM DIMM
   (Std) CD-ROM Drive Internal 32X Max (Variable Speed)
   (Std) IBM 1.44MB 3.5 inch Diskette Drive
   (Std) IBM 104-key Rubber Dome Keyboard
   (Std) Integrated IDE Controller
   (Std) S3 Trio3D AGP Graphics Integrated
  P72 - 17(16)in. UV-NH Color Monitor, 85KHz, Pearl White                                                              $2,808.00
                                                                                 SUBTOTAL    $11,598.00

CAMERA SUB-SYSTEMS
Hitachi HV-C20 Camera, NIST standards (3 chip)                                                             100%            $0.00
Cosmicar/Pentax H15ZME Zoom Lens                                                                           100%            $0.00
3 point Lighting System                                                                                    100%            $0.00
Pan and Tilt Camera mount                                                                                  100%            $0.00
Reflective Pedestal                                                                                        100%            $0.00
Cable bundle                                                                                                             $900.00
NIST compliance sapture software                                                                           100%            $0.00
Capture Card MVPro                                                                                         100%            $0.00
                                                                                 SUBTOTAL    $58,122.00

INVESTIGATIVE STATION HARDWARE
IBM PC 300PL 6862 (4X4) 2
  PC 300PL Pentium II 400MHz MMX/512KB, 64MB, 6.4GB, 4MB, 32X, 16bit Audio, Win98,PCVISA                    50%        $3,516.00
   (Std) IBM 6.4GB EIDE Hard Drive
   (Std) 10/100 PCI Internet WOL
   (Std) 16-bit ISA Crystal Audio Integrated
   (Std) 400/100MHz MMX Pentium II Processor with 512 KB Pipeline B
   (Std) 4MB Integrated SGRAM Video Memory
   (Std) 64MB 60ns NP SDRAM DIMM
   (Std) CD-ROM Drive Internet 32x Max (Variable Speed)
   (Std) IBM 1.44MB 3.5 inch Cassette Drive
   (Std) IBM 104-key Rubber Dome Keyboard
   (Std) Integrated IDE Controller
   (Std) S3 Trio3D AGP Graphics Integrated
P72 - 17(16)in. UV-NH Color Monitor, 65KHz, Pearl White                                                                $2,246.40
                                                                                 SUBTOTAL     $9,278.40

SOFTWARE
CCS Investigative Display Software (Full)                                                                   50%       $13,500.00
CCS Capture Station Software                                                                                50%       $25,000.00
Investigative Mugbook                                                                                      100%            $0.00
                                                                                 SUBTOTAL   $102,000.00

PRINTERS
Mitsubishi CP 700                                                                                                     $23,400.00
HP Lasernet B&W 400CTN, 17PPM, 1200DPI                                                                                $20,560.50
                                                                                 SUBTOTAL    $43,960.50

SCANNERS
Epson 636 Executive Scanner w. SCSI card                                                                               $1,692.90
                                                                                 SUBTOTAL     $1,692.90

SUBTOTAL HARDWARE AND SOFTWARE                                                              $244,701.00              $113,431.00

SERVICES and LICENSES
Project Management                                                                                                     $1,800.00
Conversion of Record from Forcefield                                                                       100%            $0.00
                                                                                 SUBTOTAL   $101,800.00

SUBTOTAL PROJECT                                                                            $346,501.00              $115,231.00

FORCEFIELD UPGRADE DISCOUNT                                                                 $231,270.00
SUBTOTAL AFTER DISCOUNT                                                                     $115,231.00

Shipping Handling Installation Training                                                      $13,827.72
TOTAL PROJECT                                                                               $129,058.72

Maintenance Year 1                                                                           $44,046.18

Quote does not include conversion of any documents.

                        FIRST AMENDMENT -- PURCHASE AND
                               LICENSE AGREEMENT

                                    BETWEEN

                              THE LAW ENFORCEMENT
                                 SUPPORT AGENCY

                                      AND

                               IMAGEWARE SOFTWARE
                                  INCORPORATED

                                 April 23, 1999